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                                                                    Exhibit 23.1

                        Independent Accountants' Consent

The Board of Directors
Gemstar International Group Limited:

   We consent to the use of our report dated May 9, 1999 incorporated by reference in this Registration Statement of Gemstar International Group Limited on Form S-4 and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

KPMG LLP

Los Angeles, California
February 8, 2000